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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  FORM 8-K/A

                               AMENDMENT NO. 1

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT: January 14, 2000
               (Date of earliest event reported) December 14, 1999


                        DOBSON COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)


            OKLAHOMA                    333-23769              73-1513309
   (State or other jurisdiction       (Commission             IRS Employer
        of incorporation)             File Number)         Identification No.)


      13439 NORTH BROADWAY EXTENSION, SUITE 200
               OKLAHOMA CITY, OKLAHOMA                                73114
        (Address of principal executive offices)                     (Zip Code)


                                 (405) 529-8500
              (Registrant's telephone number, including area code)


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                    INFORMATION TO BE INCLUDED IN THE REPORT

This Current Report on Form 8-K/A is being filed to amend and restate its previously filed Current Report on Form 8-K, dated December 14, 1999.

Item 5.  OTHER EVENTS

Dobson Communications Corporation (the "Company") has initiated an offer to purchase ("Offer to Purchase") all of its outstanding 11 3/4% Senior Notes due 2007 (the "Notes"). In conjunction with its Offer to Purchase, the Company is soliciting from the holders of the Notes consents to certain amendments to the indenture governing the Notes (the "Indenture"). The amendments, if approved, would eliminate a number of restrictive covenants contained in the Indenture, including covenants that:

-    limit the ability of the Company to incur indebtedness;

-    limit the ability of the Company to make restricted payments;

- limit the ability of the Company to pay dividends and impose payment restrictions effecting its restricted subsidiaries;

- limit the ability of the Company to issue and sell capital stock of its restricted subsidiaries;

- limit the ability of restricted subsidiaries of the Company to issue guarantees of indebtedness;

-    limit the transactions with stockholders and affiliates of the Company;

-    limit the ability of the Company to put liens upon its assets;

- limit the ability of the Company to sell assets and to utilize the proceeds from such sales;

- require that the Company purchase Notes upon a change of control of the Company;

-    require that the Company maintain its corporate existence;

- require that the Company provide the trustee under the Indenture with a compliance certificate; and

- require the Company to file reports with the Securities and Exchange Commission and provide reports to holders of the Notes.

In addition, the proposed amendments, if adopted, would eliminate the prohibition contained in the Indenture on certain mergers, consolidations and transfer of assets by the Company. Further, the proposed amendments to the Indenture would amend the provision entitled "Events of Default" in the Indenture to delete the clauses making it an Event of Default if the Company fails to comply with the covenants eliminated by the proposed amendments or the provision in the Indenture regarding when the Company may merge, consolidate or transfer assets, or if the Company fails to comply with any other agreements of the Company, defaults under any instrument governing the Company's other indebtedness or is subject to certain final judgments.




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The proposed amendments would also waive any requirement of the Company to make an offer to purchase Notes using the proceeds from any prior sale of assets.

The Company is offering to purchase each $1,000 principal amount of Notes at a price equal to (i) the present value on the payment date of $1,058.75 per $1,000 principal amount of Notes and the present value of the interest that would be payable on or accrue until April 15, 2002, the earliest redemption date of the Notes, in each case, determined on the basis of a yield to such earliest redemption date equal to the sum of (x) the bid-sale yield on the 6-5/8% U.S. Treasury Notes due April 30, 2002 (the "referenced yield"), as of 2:00 p.m., New York City time, on January 10, 2000 plus (y) 50 basis points minus the consent payment of $30 per $1,000 principal amount of Notes, plus accrued and unpaid interest to but not including, the payment date. In addition, the Company will pay each registered holder of Notes who validly consents to the proposed amendments to the Indenture on or prior to December 28, 1999, unless that date is extended, an amount in cash equal to $30 per $1,000 principal amount of such holder's Notes for which consents have been validly delivered and not validly revoked on or prior to the consent date.

The Company's offer to purchase its outstanding Notes will expire on January 13, 2000 unless extended. The last date for consents to be received for the proposed amendments of the Indenture is December 28, 1999, unless extended.

In connection with its offer to purchase its outstanding Notes, the Company provided to the holders of the Notes certain information regarding the Company which had not theretofore been publicly disclosed. That information, as provided in the Company's initial filing of this 8-K, has been updated and is publicly disclosed in Amendment No. 3 to the Company's Registration Statement on Form S-1, Registration No. 333-90759, filed on January 14, 2000, and is incorporated herein by reference.

(c)  Exhibits

     The following exhibit is filed as a part of this report:

     Exhibit No.          Description
     -----------          -----------

        99.3 Amendment No. 3 to the Company's Registration Statement on Form S-1 (Registration No. 333-90759) as filed on January 14, 2000.*

----------------
*Incorporated by reference herein.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 14, 2000                              Dobson Communications Corporation
                                              (Registrant)


                                              By /s/ Everett R. Dobson
                                                 ------------------------------
                                                 Everett R. Dobson
                                                 President and Chief
                                                 Executive Officer